6.16

                    CREDIT FACILITY AGREEMENT BY AND BETWEEN
                     LEGACY BRANDS, INC., AND DAYSTAR, LLC

        This Credit Facility Agreement (the "Agreement") is effective as of the 10th day of June, 1997 by and between Legacy Brands, Inc., a California corporation (the "Company"), and DayStar, L.L.C. a _________ limited liability company ("DayStar"). DayStar and the Company are collectively referred to hereinafter as the "Parties".


                                    RECITALS


         WHEREAS, the Company is engaged in the production and marketing of super premium branded frozen desserts and other food items;

         WHEREAS, the Company is seeking funds to be used for working capital purposes;

         WHEREAS, the Company intends to raise up to $3,750,000 through an offering of its securities in one or more private placements pursuant to one or more exemptions from registration under applicable federal and state securities laws and regulations (the "PPO") commencing in June 1997;

         WHEREAS, the Company intends to repay the Loan from the proceeds of the PPO;

         WHEREAS, DayStar has agreed to provide the Company with a credit facility of up to $440,000.

         NOW, THEREFORE, in consideration of the mutual covenants and promises set forth herein, the sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.       CREDIT FACILITY AMOUNT.

         Pursuant to this Agreement, DayStar has agreed to loan the Company a principal amount of up to $440,000 (the "Loan").

2.       PROMISSORY NOTE.

         In consideration thereof, the Company will issue, cause to be executed and deliver to DayStar, concurrent with its execution hereof, a promissory note ("Note") equal to the maximum amount of the Loan plus the fee specified in
Section 6.1, upon the terms and conditions specified herein and therein, and in the form attached hereto as Exhibit A.



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CREDIT FACILITY AGREEMENT
Legacy Brands, Inc.
DayStar, LLC
Page 2

3. PAYMENTS.

         3.1 All interest and principal outstanding shall be due and payable on the Maturity Date as set forth in the Note.

         3.2 The Company may, from time to time, in its sole discretion, make one or more periodic payments to DayStar.

4. WARRANTS OF THE COMPANY.

         4.1 The Company agrees to issue, convey and transfer, and cause to be issued, conveyed and transferred to DayStar, warrants to purchase 200,000 shares of Common Stock of the Company at an exercise price of $2.25 per share and 100,000 shares of the Common Stock at $5.00 per share (collectively the "Warrants"), each Warrant being exercisable for a period of three (3) years commencing at the later of: i) the date upon which the last advance of funds under this Agreement shall have been made; ii) 90 days following the date upon which the Common Stock of the Company commences trading in public market; or
iii) the expiration of any waiting period as may be required by any Underwriter as defined herein. For the purposes of this Agreement, the term "the Underwriter," shall include the representative or representatives of the Underwriters in any proposed public offering and any other investment banker or placement agent with which Legacy has or may have a contractual relationship from time to time.

         In the event the PPO has not been completed by the expiration of seven
(7) months after the date of the last advance in connection with the Loan, the number of Warrants issuable to DayStar shall increase, in the same ratio to each other as to price as originally issued, at a rate of four (4%) percent per month, until the earlier of: i) such time as the Note shall have been paid in full or; ii) the completion of the PPO. In no event shall the number of Warrants exceed 400,000 in the aggregate.

         The Company shall issue the Warrants to DayStar within ten (10) business days of its receipt of a written request for issuance of such Warrants from DayStar.

5. REGISTRATION RIGHTS

         5.1 GENERAL If at any time within one year after the date of this Agreement, the Company proposes to register any shares of its Common Stock under the Securities Act of 1933, as amended, (the "Act"), the Company will give written notice of its intention to do so to DayStar, and on the written request of DayStar given within thirty (30) days after receipt of the



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CREDIT FACILITY AGREEMENT
Legacy Brands, Inc.
DayStar, LLC
Page 3

notice, the Company shall use its best efforts to cause the shares of Common Stock underlying the Warrants or such portion thereof as shall be included in the notice provided by DayStar (the "Registerable Securities"), to be included with the securities to be registered under the Act. Such request by DayStar hereby shall be referred to as a "Piggy-Back Registration" request. The Company shall keep such registration covering the Registerable Securities effective for a period of two years. The Company shall give written notice to DayStar of the proposed filing of such a registration statement at least thirty (30) days prior to such filing during the one year period referred to in this Section 5.1 and a prompt written notice of the proposed filing of amendments to such registration statement. DayStar shall be limited to one such "Piggy-Back Registration" request. The Company shall only be obligated to include the Registerable Securities in the registration statement if the Underwriter of such offering determines, in its sole discretion, that the sale or inclusion of such shares will not materially adversely affect the success of the offering, provided that the Underwriter shall not unreasonably withhold its consent to the inclusion of DayStar's shares in the registration statement. DayStar will be deemed to have waived its rights to a Piggy-Back Registration in a particular offering if it does not provide timely notice to the Company of its intention to include the shares in the registration statement and the registration statement is declared effective by the Securities and Exchange Commission (the "SEC").

         5.2 RIGHTS TO TRANSFER Except as hereinafter set forth, the Warrants shall be transferable. The Registration Rights set forth in Section 5.1 shall be transferred with such Warrants.

         5.3 LIMITATION ON TRANSFER DayStar agrees not to sell, transfer, or otherwise dispose of any Registerable Securities under this Agreement for such period as is determined by the Underwriter and shall enter into a customary lock-up agreement required by the Underwriter in the form required by such Underwriter. DayStar agrees that stop transfer instructions may be given to the Company's transfer agent regarding the foregoing lock-up arrangement.

         5.4 INFORMATION AND DOCUMENTS. If and when the Company is required by the provisions of this Section 5 to effect the registration of the Registerable Securities under the Act, DayStar will furnish in writing such information as is requested by the Company or its representatives, including legal counsel and accountants, for inclusion in the registration statement relating to such offering and such other information and documentation as the Company shall request. In addition, DayStar shall execute and deliver such agreements and other documents, including, without limitation, selling shareholder instructions, powers-of-attorney, and custody agreements, as the Company or Underwriter may reasonably request. The Company's obligations to register the Registerable Securities shall be further contingent upon DayStar providing its full and



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CREDIT FACILITY AGREEMENT
Legacy Brands, Inc.
DayStar, LLC
Page 4

complete cooperation to the Company in timely providing such information, documents, certifications and representations as the Company and its counsel or any Underwriter may determine to be reasonably necessary in order to prepare, file and otherwise complete the registration process with respect to the Registerable Securities.

         5.5 EXPENSES. All expenses incurred in connection with any registration under this Section 5, including, without limitation all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, and expenses of any special audits incident to or required by any such registration are herein called "Registration Expenses." All underwriting discounts and selling commissions applicable to any herein are called "Selling Expenses." The Company will pay all Registration Expenses in connection with any registration pursuant to this Section 5. All Selling Expenses in connection with any registration pursuant to Section 5 shall be borne by DayStar, pro rata in proportion to the shares registered thereby being sold or registered. DayStar shall bear the fees and costs of its own counsel. Notwithstanding the foregoing provisions of this Section 5.4, DayStar shall pay for all Registration and Selling Expenses which applicable state securities or other regulatory agencies (whether governmental or other) require to be paid by persons selling as a condition to qualification or registration of the securities being sold.

         5.6 PROSPECTUS DELIVERY DayStar shall comply with the prospectus delivery requirements of federal or state securities laws in connection with any registration. If any prospectus becomes outdated, inaccurate, or misleading, DayStar shall cease using all such prospectuses upon notice thereof from the Company and shall return all copies of such prospectuses under control of such person to the Company.

         5.7 NO REGISTRATION REQUIRED The Company shall not be required to effect a registration under this Section 5 if DayStar would otherwise be able to sell the number of shares sought to be registered at the time of the registration without registration under the Act pursuant to Rule 144 under the Act as then in effect or pursuant to any other exemption from the registration provisions of the Act then available to DayStar (collectively referred to as "Rule 144") so long as the purchaser thereof shall acquire shares that are not subject to any restriction on resale as may otherwise be imposed pursuant to Rule 144.

         5.8 TERMINATION OF RIGHTS The Company's obligations to register the Registerable Securities pursuant to this Section 5 shall cease and terminate as to the Registerable Securities upon the occurrence of either of the following:
(i) the registration of the Registerable Securities under the Act; or (ii) at any time the Registerable Securities become freely transferable without registration under the Act.



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CREDIT FACILITY AGREEMENT
Legacy Brands, Inc.
DayStar, LLC
Page 5


6.       FEES; COSTS.

         6.1 DUE DILIGENCE FEE. The Company will pay to DayStar a due diligence fee of either $40,000 or ten (10%) percent of the amounts advanced to the Company, whichever is less which amount shall be added to the amounts payable under the Note.

         6.2 INTENTIONALLY LEFT BLANK

         6.3 LEGAL COSTS. All legal costs and expenses incurred by the Company in connection with this Agreement shall be borne by the Company.

7. SECURITY AGREEMENT.

         7.1 GRANT OF SECURITY INTEREST.

                  DayStar understands that other persons and/or entities have security interests in all of the Company's assets. To the extent that such persons shall agree to have their security interests subordinated, the Company, in consideration of the loan described in this Agreement, hereby grants, conveys, and assigns to DayStar, as security, all of the Company's existing and future right, title and interest in the property listed in Section 7.2 of this Agreement. This security interest is granted to DayStar to secure the payment of the indebtedness evidenced by the Note attached hereto as Exhibit A, including all renewals, extensions, and modification thereof.

         7.2      PROPERTY.

                  The property subject to the security interest (the "Collateral") is as follows:

                  7.2.1    EQUIPMENT.

                           All equipment of the Company.

                  7.2.2    INVENTORY AND OTHER TANGIBLE PERSONAL PROPERTY.

                           All inventory of the Company, including all goods,
merchandise, materials, raw materials, work in progress, finished goods, now owned or hereafter acquired and held for sale or lease or furnished or to be furnished under contracts or service agreements or to be used or



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CREDIT FACILITY AGREEMENT
Legacy Brands, Inc.
DayStar, LLC
Page 6

consumed in the Company's business and all other tangible personal property of the Company.

                  7.2.3    ALL GENERAL INTANGIBLES.

                           All general intangibles now owned by the Company or
hereafter acquired by the Company, subject to any restrictions or limitations in any agreements pertaining thereto.

                  7.2.4    AFTER-ACQUIRED PROPERTY.

                           All property of the types described in Sections 7.2.1
- 7.2.3, or similar thereto, that at any time hereafter may be acquired by the Company, including but not limited to all accessions, parts, additions, and replacements.

                  7.2.5    PROCEEDS.

                           All proceeds, in any type or form arising from the
sale or other disposition of any of the Collateral described or referred to in Sections 7.2.1 - 7.2.4. Sale or disposition of Collateral is prohibited except as provided herein.

         7.3      PROTECTION OF DAYSTAR'S SECURITY.

                  If the Company fails to perform the covenants and agreements contained or incorporated in this Agreement, or if any action or proceeding is commenced which affects the Collateral or title thereto or the interest of DayStar therein, including, but not limited to, eminent domain, insolvency, code enforcement, or arrangements or proceedings involving a bankrupt or decedent, then DayStar may make such appearance, and take such action as reasonably necessary to protect DayStar's interest. Any amounts disbursed by DayStar pursuant to this Section 7.3, with interest thereon, shall become additional indebtedness of the Company secured by this Agreement.

         7.4      INSPECTION.

                  DayStar may make or cause to be made reasonable entries upon and inspections of the Company's premises to inspect the Collateral.

         7.5      LIEN NOT RELEASED.

                  From time to time, DayStar may, at DayStar's option, without giving notice to or obtaining the consent of the Company or its successors or assigns or of any other lienholders,



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CREDIT FACILITY AGREEMENT
Legacy Brands, Inc.
DayStar, LLC
Page 7

without liability on DayStar's part, and notwithstanding a breach by the Company of any covenant or agreement set forth in this Agreement, extend the time for payment of said indebtedness or any part thereof, reduce the payments thereon, release anyone liable on any of said indebtedness, accept a renewal note or notes therefor, modify the terms and the time of payment of said indebtedness, release from the lien of this Agreement any part of the Collateral, take or release other or additional security, reconvey any part of the Collateral, join in any extension or subordination agreement, and agree in writing with the Company to modify the rate of interest or period of amortization of the Note or change the amount of any installments payable thereunder. Any actions taken by DayStar pursuant to the terms of this Section shall not affect the obligation of the Company or its successors or assigns to pay the sums secured by this Agreement and to observe the covenants of the Company contained herein, shall not affect the guaranty of any person, corporation, partnership, or other entity for payment of the indebtedness secured hereby, and shall not affect the lien or priority of lien hereof on the Collateral, unless otherwise agreed by the parties.

         7.6      UNIFORM COMMERCIAL CODE SECURITY AGREEMENT.

                  This Agreement is intended to be a security agreement pursuant to the Uniform Commercial Code for each of the items specified in Section 7.2 as Collateral. The Company hereby grants DayStar a security interest in said items. The Company agrees to cooperate in the filing of financing statements, as well as extensions, renewals and amendments thereof, and reproductions of this Agreement, and do whatever may be necessary under the applicable Uniform Commercial Code in the state where the Collateral is located, to perfect and continue DayStar's interest in the Collateral. The Parties agree that such financing statements will be filed in the name of DayStar. The Company shall pay all costs of filing such financing statements and any extensions, renewals, amendments, and releases thereof. Without the prior written consent of DayStar, the Company shall not create or allow to be created, pursuant to the Uniform Commercial Code, any other security interest in the Collateral, including replacements and additions thereto. Upon the occurrence of an event of default, DayStar shall have the remedies of a creditor under the Uniform Commercial Code and, at DayStar's option, may also invoke any other remedy provided for in this Agreement. In exercising any of said remedies, DayStar may proceed against any part of the Collateral separately or together and in any order whatsoever, without in any way affecting the availability of DayStar's remedies under the Uniform Commercial Code, or of DayStar's other remedies provided in this Agreement.

         7.6      RIGHTS OF DAYSTAR.

                  7.6.1 Upon default, DayStar may require the Company to assemble the Collateral and make it available to DayStar, with not less than 30 days' notice, at the place to be



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CREDIT FACILITY AGREEMENT
Legacy Brands, Inc.
DayStar, LLC
Page 8

designated by DayStar which is reasonably convenient to the Parties. DayStar may sell all or any part of the Collateral, as reasonably necessary to satisfy the obligations of the Company hereunder to DayStar, as a whole or in parcels either by public auction, private sale, or any other reasonable method of disposition. Nothing in this Section 7.6.1 shall be construed to limit any of DayStar's rights in connection with any of the Collateral as provided herein. DayStar may bid at any public sale on all or any portion of the Collateral. Unless the Collateral is perishable or threatens to rapidly decline in value or is of the type customarily sold on a recognized market, DayStar shall give the Company reasonable notice of the time and place of any public sale, or of the time after which any private sale or other disposition of the Collateral is to be made. Notice must be provided at least ten (10) days prior to the time of the sale or other disposition. A public sale in the following fashion shall be conclusively presumed to be reasonable:

                  7.6.2 Notice shall be given at least ten (10) days before the date of sale by publication, at least once, in a newspaper of general circulation published in the county in which the sale is to be held;

                  7.6.3 The sale shall be held in a county in which the Collateral or any part is located or in a county in which the Company has a place of business;

                  7.6.4 Payment shall be in cash or by certified check immediately following the close of the sale;

                  7.6.5 The sale shall be by auction, but it need not be by a professional auctioneer;

                  7.6.6 The Collateral may be sold as is and without any preparation for sale.


         7.7      OBLIGATION TO SELL COLLATERAL.

                  Notwithstanding any provision of this Agreement, DayStar shall be under no obligation to offer to sell the Collateral. In the event any DayStar offers to sell the Collateral, there will be no obligation to consummate a sale of the Collateral if, in DayStar's reasonable business judgment, none of the offers received by it reasonably approximate the fair value of the Collateral. In the event DayStar elects not to sell the Collateral, DayStar may elect to follow the procedures set forth in the Uniform Commercial Code for retaining the Collateral in satisfaction of the obligation of the Company, subject to the rights of the Company under such procedures.




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CREDIT FACILITY AGREEMENT
Legacy Brands, Inc.
DayStar, LLC
Page 9



8.       COVENANTS OF THE COMPANY.

                  The Company agrees and covenants as follows:

         8.1      PAYMENT OF PRINCIPAL AND INTEREST.

                  The Company shall promptly pay when due the principal and interest evidenced by the Note, and late charges provided in the Note, if any, and all other sums secured by this Agreement and the Note.

         8.2      CORPORATE EXISTENCE.

                  The Company is a corporation duly organized and existing under the laws of the State of California and is duly qualified in every other state in which it must qualify to do business.

         8.3      CORPORATE AUTHORITY.

                  The execution, delivery, and performance of this Agreement, and the execution and payment of the Note is within the corporate powers of the Company, has been duly authorized, is not in contravention of law or the terms of the Company articles of incorporation and bylaws, or of any indenture, agreement, or undertaking to which the Company is a party or by which it is bound.

         8.4      OWNERSHIP OF COLLATERAL.

                  The Company is the sole owner of the Collateral.

         8.5      ISSUANCE OF WARRANTS.

                  The Warrants contemplated to be issued hereby are duly authorized and shares of common stock to be issued pursuant to the exercise thereof, have been reserved for issuance therefor under valid authority.

9.       COVENANTS OF DAYSTAR.

         DayStar warrants and represents that none of its members or shareholders are affiliates of the Company or Capitol Bay Securities



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CREDIT FACILITY AGREEMENT
Legacy Brands, Inc.
DayStar, LLC
Page 10

10.      DEFAULT PROVISIONS.

         The occurrence of one or more of the following events shall constitute an event of default of this entire Agreement:

         10.1 Failure to pay amounts due, on or before the Maturity Date as specified in the Note, which failure has not been cured pursuant to the provisions of Section 3.

         10.2 The institution by the Company of bankruptcy proceedings to be adjudicated a bankrupt or insolvent or the consent by it to the institution of bankruptcy or insolvency proceedings against it or the cessation of the primary business activity of the Company which has not been cured within ten business days.

11.      NOTICES AND DELIVERY.

         Any notice, request, consent, waiver or other communication required or permitted under or in connection with this Agreement will be deemed satisfactorily given if it is in writing and is delivered either personally to the addressee thereof or by prepaid registered or certified U.S. mail (return receipt requested), or by a nationally recognized commercial courier service with next-day delivery charges prepaid, or by telegraph, or by facsimile (voice confirmed), or by any other reasonable means of personal delivery to the Party entitled thereto, with all such notices being given to the addressee at its respective address set forth below. If any Party fails to insert an address below, then such failure shall constitute a designation of its last known address as the address for all notices. Any Party to this Agreement may change its address or facsimile number for notice purposes by giving notice thereof to the other Parties hereto in accordance with this Section, provided that such change shall not be effective until two (2) calendar days after notice of such change. All such notices and other communications will be deemed given and effective (a) if by mail, then upon actual receipt or five (5) calendar days after mailing as provided above (whichever is earlier), or (b) if by facsimile, then upon successful transmittal to such Party's designated number, or (c) if by telegraph, then upon actual receipt or two business days after delivery to the telegraph company (whichever is earlier), or (d) if by nationally recognized commercial courier service, then upon actual receipt or two business days after delivery to the courier service (whichever is earlier), or if otherwise delivered, then upon actual receipt.








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CREDIT FACILITY AGREEMENT
Legacy Brands, Inc.
DayStar, LLC
Page 11


         if to the Company

         Thomas E. Kees
         President and Chief Executive Officer
         Legacy Brands, Inc.
         2200-B Douglas Blvd., Suite 130
         Roseville, CA 95661

         if to DayStar:

         Larry Wells
         DayStar, LLC
         10600 N. De Anza Blvd.
         Cupertino, CA 95014


12.      ENTIRE AGREEMENT.

         This Agreement, the Note, all exhibits and attachments hereto and other related agreements, contain the entire understanding between and among the Parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement.

13.      AGREEMENT BINDING.

         This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the Parties hereto.

14.      AMENDMENT AND MODIFICATION.

         Subject to applicable law, this Agreement may be amended, modified, or supplemented only by a written agreement signed by the Parties.

15.      ATTORNEY FEES.

         In the event arbitration, suit or action is brought by any party under this Agreement to enforce any of its terms, and in any appeal therefrom, it is agreed that the prevailing party shall be entitled to its reasonable attorneys fees and to be fixed by the arbitrator, trial court, or appellate court.



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CREDIT FACILITY AGREEMENT
Legacy Brands, Inc.
DayStar, LLC
Page 12

16.      ARBITRATION.

         Any controversy or claim between or among the parties, including but not limited to those arising out of or relating to this Agreement or any agreements or instruments relating hereto or delivered in connection herewith and based on or arising in contract or in tort, shall, at the request of any party be determined by arbitration. The arbitration shall be conducted in Placer County, California, United States of America, or such other place as the parties may agree, in accordance with the United States Arbitration Act (Title 9, U.S.
Code), notwithstanding any choice of law provision in this Agreement, and under the Commercial Rules of the American Arbitration Association ("AAA"). Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator. The arbitrator shall not have the authority to award punitive damages. Judgement upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief. The arbitrator shall determine the prevailing party for the purposes of awarding payment of reasonable attorney's fees.

17.      LAW GOVERNING.

         This Agreement shall be governed by and construed in accordance with the laws of the State of California.

18.      SAVINGS CLAUSE.

         If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

19.      TITLES AND CAPTIONS.

         All section titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor effect the interpretation of this Agreement.

20.      FURTHER ACTION.

         The Parties hereto shall execute and deliver all documents, provide all information and take



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CREDIT FACILITY AGREEMENT
Legacy Brands, Inc.
DayStar, LLC
Page 13
or forbear from all such action as may be necessary or appropriate to achieve the purposes of the Agreement, including, but not limited to, executing such financing statements, as the DayStar may deem necessary and appropriate to protect its interests.

21.      COUNTERPARTS.

         The terms of the Agreement are contractual and not merely recital. The Agreement may be signed in one or more counterparts, each of which shall be deemed an original. Furthermore, facsimile copies shall be deemed the same as originals. The Agreement shall be deemed fully executed and effective when all Parties have executed at least one of the counterparts, even though no single counterpart bears all such signatures.

         IN WITNESS WHEREOF, the Parties hereby execute this Agreement as of the date first written above.

LEGACY BRANDS, INC.

_______________________________________
Thomas E. Kees, Chief Executive Officer



DayStar,
a ___________ limited liability company


By: ______________________________________

Print Name: _______________________________

Title: _____________________________________



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